                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

                              (Amendment No.     )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-b(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                          APPALACHIAN BANCSHARES, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 NOT APPLICABLE
-------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1) Title of each class of securities to which transaction applies:

                  -------------------------------------------------------------

         2)       Aggregate number of securities to which transaction applies:

                  -------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                  -------------------------------------------------------------

         4)       Proposed maximum aggregate value of transaction:

                  -------------------------------------------------------------

         5)       Total fee paid:

                  -------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

                  -------------------------------------------------------------

         2)       Form, Schedule or Registration Statement No.:

                  -------------------------------------------------------------

         3)       Filing Party:

                  -------------------------------------------------------------

         4)       Date Filed:

                  -------------------------------------------------------------

                                     [LOGO]


                                                                    May 1, 2002


Dear Shareholder:

         On behalf of the Board of Directors and Management of Appalachian Bancshares, Inc. (the "Company"), I cordially invite you to the Annual Meeting of Shareholders to be held on Tuesday, May 21, 2002, at 3:00 p.m. at the Gilmer County Bank Community Center, 829 Industrial Boulevard, Ellijay, Georgia.

         At the Annual Meeting, shareholders will consider and vote upon the election of nine directors and the ratification of the appointment of the Company's independent auditors.

         The accompanying Proxy Statement includes a formal notice of the Annual Meeting, information concerning the nominees to the Board of Directors and other information concerning the Annual Meeting.

         A form of proxy is enclosed, and you are urged to complete, sign and return it to the Company as soon as possible in the enclosed, postage prepaid envelope. If you attend the Annual Meeting in person, you may revoke your proxy at that time simply by requesting the right to vote in person. Additionally, you may revoke the proxy by filing a subsequent proxy with the Secretary of the Company prior to or at the time of the Annual Meeting.

         A copy of the Company's 2001 Annual Report is also enclosed for your information.

         Your continued support of the Company is very important. I look forward to welcoming you at the meeting.


                                    Sincerely,


                                    /s/ Tracy R. Newton
                                    -------------------------------------------
                                    Tracy R. Newton
                                    President and Chief Executive Officer

                          APPALACHIAN BANCSHARES, INC.
                            829 INDUSTRIAL BOULEVARD
                             ELLIJAY, GEORGIA 30540


               ------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD TUESDAY, MAY 21, 2002

               ------------------------------------------------


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Appalachian Bancshares, Inc. (the "Company"), a Georgia corporation, will be held on Tuesday, May 21, 2002, at 3:00 p.m., local time, at the Gilmer County Bank Community Center, 829 Industrial Boulevard, Ellijay, Georgia, for the following purposes:

         1. To elect nine directors to serve for a one-year term and until their successors shall have been duly elected and qualified;

         2. To ratify the appointment of Schauer, Taylor, Cox, Vise, & Morgan, P.C. as the Company's independent auditors; and

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on April 12, 2002 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. A list of such shareholders will be available for inspection by shareholders at the Annual Meeting.

         Detailed information relating to the above matters is set forth in the accompanying Proxy Statement dated May 1, 2002. Whether or not you expect to attend the Annual Meeting in person, please mark, sign, date and return the enclosed proxy card in the accompanying postage-prepaid envelope as promptly as possible. If you do attend the Annual Meeting in person, you may, of course, withdraw your proxy should you wish to vote in person. Additionally, you may revoke the proxy by filing a subsequent proxy with the Secretary of the Company prior to or at the time of the Annual Meeting.


                                    By Order of the Board of Directors,

                                    /s/ Tracy R. Newton
                                    -------------------------------------------
                                    TRACY R. NEWTON
                                    President and Chief Executive Officer

Ellijay, Georgia
May 1, 2002

                          APPALACHIAN BANCSHARES, INC.
                            829 INDUSTRIAL BOULEVARD
                             ELLIJAY, GEORGIA 30540
                                 (706) 276-8000

               ------------------------------------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 21, 2002

               ------------------------------------------------

                              GENERAL INFORMATION

         This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Appalachian Bancshares, Inc., a Georgia corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held at 3:00 p.m., local time, on Tuesday, May 21, 2002, at the Gilmer County Bank Community Center, 829 Industrial Boulevard, Ellijay, Georgia, and at any and all adjournments or postponements thereof.

         A proxy delivered pursuant to this solicitation is revocable at the option of the person giving the proxy at any time before it is exercised. A proxy may be revoked, prior to its exercise, by executing and delivering a later dated proxy card, by delivering written notice of the revocation of the proxy to the Company prior to the Annual Meeting, or by attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Unless previously revoked, the shares represented by the enclosed proxy will be voted in accordance with the shareholder's directions if the proxy is duly executed and returned prior to the Annual Meeting. If the enclosed proxy is duly executed and returned prior to the Annual Meeting but no directions are specified, the shares will be voted "FOR" the election of the director nominees recommended by the Board of Directors, "FOR" ratification of the appointment of Schauer, Taylor, Cox, Vise, & Morgan, P.C. as the Company's independent auditors, and in accordance with the discretion of the named proxies on other matters properly brought before the Annual Meeting. Any written notice revoking a proxy should be sent to:
Appalachian Bancshares, Inc., 829 Industrial Boulevard, Ellijay, Georgia 30540,
Attention: Tracy R. Newton.

         The expense of preparing, printing and mailing this Proxy Statement and soliciting the proxies sought hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company or its subsidiary - Appalachian Community Bank (the "Bank") - who will not receive additional compensation therefor, in person, or by telephone, facsimile transmission or other electronic means. The Company will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of the Company's Common Stock, $.01 par value (the "Common Stock"), as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly signing and returning the enclosed proxy card will help to avoid additional expense.

         This Proxy Statement and the enclosed proxy card are first being mailed to shareholders on or about May 1, 2002. A copy of the Company's 2001 Annual Report to Shareholders accompanies this Proxy Statement.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

         Action will be taken at the Annual Meeting for the election of nine directors, each of whom will serve for a one-year term and until their successors shall have been duly elected and qualified.

         The Company's bylaws provide that the Board shall consist of not less than four nor more than twenty-five directors, with the exact number to be fixed by resolution of the Board of Directors from time to time. The Company's Board of Directors has fixed the number of directors at nine.

         If a proxy is executed in any manner unless it is marked to withhold authority to vote for the election of a particular director, the persons named in the enclosed proxy form will vote such proxy for the election of each of the nominees listed below, reserving, however, full discretion to cast votes for other persons if any nominee is unable or unwilling to serve. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve if elected.

NOMINEES FOR THE BOARD OF DIRECTORS

         The table and text below set forth certain information about the nominees, including such nominee's age, position with the Company and the Bank, and principal employment for the past five years.

NAME                                           AGE      POSITION WITH THE COMPANY
----                                           ---      -------------------------
Alan S. Dover..................                45       Director

Charles A. Edmondson...........                54       Director

Roger E. Futch.................                56       Director

Joseph C. Hensley..............                44       Director, Assistant Secretary

Frank E. Jones.................                49       Chairman of the Board

J. Ronald Knight...............                59       Director

Tracy R. Newton................                46       President, Chief Executive Officer,
                                                        Treasurer, Director

P. Joe Sisson..................                67       Director, Secretary

Kenneth D. Warren..............                52       Director

         Alan S. Dover has been a director of the Company since 1996 and a director of the Bank since 1994. Mr. Dover is the chief executive officer and owner of A.S. Dover Concrete, Inc., a curbing and excavating business. He also is owner of A.S. Dover Properties, Inc., a commercial real estate development firm, and A.S. Dover Construction Company.

         Charles A. Edmondson has been a director of the Company since 1996, a director of the Bank since 1994 and a director of Appalachian Community Bank since March 1999. Mr. Edmondson has been with

State Farm Insurance as an agent and agency manager in Ellijay since 1978 and is currently an agent in Blue Ridge, Georgia. He served as agency manager with State Farm from 1983 to 1995.

         Roger E. Futch has been a director of the Company since 1996 and a director of the Bank since 1994. Mr. Futch has been employed by the Ellijay Telephone Company since 1968. He currently serves as Chief Operations Officer and Executive Vice President of Ellijay Telephone Company and Community Television Company, Inc. He is President and Chief Operations Officer of ETC Communications. Mr. Futch serves on the management committee of U.S. Carrier Telecom, LLC since inception.

         Joseph C. Hensley has served as Assistant Secretary and a director of the Company since 1996 and as Assistant Secretary and a director of the Bank since 1994. Mr. Hensley is a CPA and is currently Chief Operations Officer and General Manager of U.S. Carrier Telecom, LLC.

         Frank E. Jones has been Chairman of the Board of the Company since 1996 and Chairman of the Board of the Bank since 1994. Mr. Jones is the minister of the Ellijay Church of Christ, where he has served for 22 years. Mr. Jones also serves on the WIA Board for Coosa Valley Regional Development Center, serves as Vice Chairman for the fifteen counties of northwest Georgia and as Chairman of the Youth Council of the WIA for Coosa Valley Regional Development Center and serves on the State of Georgia Youth Strategies Committee for WIA. In addition, Mr. Jones is the Chairman for the northwest Georgia School to Work Program.

         J. Ronald Knight has been a director of the Company since 1996 and a director of the Bank since 1994. Mr. Knight is president and part owner of Twin City Motors, Inc., an automobile dealership in Ellijay.

         Tracy R. Newton has served as President, Chief Executive Officer and a director of the Company since 1996 and President, Chief Executive Officer and a director of the Bank since its inception in 1994. Prior to Mr. Newton's employment with the Bank, he served as executive vice president of the Bank of Ellijay, until he resigned in September 1993 to pursue the formation of Gilmer County Bank. His responsibilities at the Bank of Ellijay included the development and implementation of bank policy and lending. He has had 25 years experience in community banking, particularly in commercial, agricultural, and consumer lending and in bank operations.

         P. Joe Sisson has served as Secretary and a director of the Company since 1996 and as Secretary and a director of the Bank since 1994. Mr. Sisson is president and chief executive officer of the Sisson Corporation, a real estate development firm. He also owns interests in Cashes Valley Properties, Sisson, Dupont and Carder, Inc., Sisson Co., Sisson Brothers, Sisson Properties, and Sisson Company Contractors. He is a former advisory director of NationsBank.

         Kenneth D. Warren has been a director of the Company since 1996 and a director of Gilmer County Bank since 1994. Mr. Warren is the president and owner of Warren's Auto Sales, Inc., a used car dealership.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NINE NOMINEES DESCRIBED ABOVE AS DIRECTORS OF THE COMPANY.

ADDITIONAL EXECUTIVE OFFICERS

         Alan May, age 40, serves as Chief Financial Officer of the Company and the Bank. Mr. May has been with the Company since February 1998. From January 1988 through February 1998, Mr. May served in various positions with Cooke & Andrews Investments, Inc., ultimately serving as Executive Vice President.

         Virginia Cochran, age 47, serves as Chief Lending Officer of the Bank. Ms. Cochran has been with the Bank since its opening in 1995. Prior to her work at the Bank, Ms. Cochran served in various positions with the Bank of Ellijay for over thirteen years.

         There are no family relationships between any director or executive officer and any other director or executive officer of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who beneficially own more than 10% of any class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock. Such persons are required to furnish the Company with copies of all Section 16(a) reports that they file with the Commission. To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with for the year ended December 31, 2001.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company held twenty-two meetings during the fiscal year ended December 31, 2001. Alan Dover attended 53% of the total number of meetings of the Company's Board of Directors. All other directors of the Company attended at least 75% of the total number of meetings held by the Board of Directors of the Company and the committees on which such directors served during that period. The Company's Board of Directors has two standing committees, the Compensation Committee and the Audit Committee. The Company does not have a standing nominating committee, the functions of such committee being reserved to the entire Board of Directors.

         Compensation Committee. The Compensation Committee (formerly known as the Personnel Committee), consists of Roger E. Futch, Joseph C. Hensley, J. Ronald Knight, and Kenneth D. Warren. The Compensation Committee has the authority of the Board of Directors to approve the hiring and termination of members of senior management. In addition, the Compensation Committee administers the Company's bonus and incentive plans and makes recommendations to the full Board of Directors in respect of any changes to such plans. The committee also serves, with the authority of the full Board of Directors, to review the CEO's compensation package and director compensation, approve executive officer compensation packages via proposals from the CEO, review summaries of all employee compensation as provided by the CEO, and to approve Personnel Policies. The Company's Compensation Committee met eleven times during the 2001 fiscal year.

         Audit Committee. The Audit Committee, which consists of Roger Futch, who serves as Chairman, Joe Hensley, and Frank Jones, oversees and reviews the internal and independent audit function of the Company and reports the committees findings and recommendations to the Board of Directors. The Board of Directors of the Company has not adopted a written charter for the Audit Committee. Each member of the Audit Committee is "independent" as such term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Audit Committee met three times in 2001.

                             AUDIT COMMITTEE REPORT

         The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC"). Pursuant to such rules and regulations, this report shall not be deemed "soliciting materials," filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

         The Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements of Appalachian Bancshares, Inc. for the year ended December 31, 2001. The Audit Committee has discussed with Schauer, Taylor, Cox, Vise and Morgan, P.C., the independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from Schauer, Taylor, Cox, Vise and Morgan, P.C., the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with Schauer, Taylor, Cox, Vise and Morgan, P.C., their independence from Appalachian Bancshares, Inc. and its management. The Audit Committee has also considered whether the independent auditors' provision of non-audit services to Appalachian Bancshares is compatible with the auditors' independence.

         In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for fiscal 2001 be included in Appalachian Bancshares' Annual Report on Form 10-KSB for filing with the Securities and Exchange Commission.


                                    Respectfully submitted,

                                    The Audit Committee

                                    Roger Futch
                                    Joe Hensley
                                    Frank Jones

                  OUTSTANDING VOTING SECURITIES OF THE COMPANY
                         AND PRINCIPAL HOLDERS THEREOF

         The Company is authorized to issue up to 20,000,000 shares of Common Stock. At April 12, 2002, the Company had 2,968,870 shares of Common Stock issued and outstanding. Each share of Common Stock entitles the holder to one vote. Only shareholders of record at the close of business on April 12, 2002 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting.

         The following table sets forth certain information with respect to the beneficial ownership, as of April 12, 2002, of shares of Common Stock by (a) each person known by the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock, (b) each of the Company's directors, (c) the Company's executive officers and (d) all directors and executive officers of the Company as a group, and the percentage of the outstanding shares of Common Stock represented thereby. Except as noted below, the Company believes that each of the persons listed has sole investment and voting power with respect to the shares included in the table.

                                                                                       AMOUNT AND
                                                                                         NATURE
                                                                                     OF BENEFICIAL           PERCENT OF
NAME OF BENEFICIAL OWNER                                                             OWNERSHIP(1)(2)           CLASS(1)
------------------------                                                             ---------------         -----------

Appalachian Bancshares, Inc. Section 401(k) Profit Sharing Plan...............         218,558(3)               7.36%
Virginia Cochran..............................................................          14,700                      *
Alan S. Dover.................................................................          88,980                  2.96%
Charles A. Edmondson .........................................................         108,900                  3.63%
Roger E. Futch ...............................................................          98,400(4)               3.28%
Joseph C. Hensley ............................................................          98,000                  3.25%
Frank E. Jones ...............................................................          70,000                  2.33%
J. Ronald Knight .............................................................         130,960(5)               4.40%
Alan May......................................................................           9,980(6)                   *
Tracy R. Newton...............................................................         173,172                  5.59%
P. Joe Sisson ................................................................         105,538(7)               3.52%
Kenneth D. Warren.............................................................         133,700                  4.45%
     ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (11 PERSONS).............       1,032,330                 30.39%

---------
*        Less than 1% of the outstanding shares

(1) The information contained in this table with respect to Common Stock ownership reflects "beneficial ownership" as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(2) The aggregate number of shares includes shares of Common Stock that the individual has the right to acquire on or before June 11, 2002 (60 days from April 12, 2002), through the exercise of options granted under the Directors' Non-Qualified Stock Option Plan or the Employee Stock Incentive Plan. See "Stock Option Grants and Related Information." The number of shares underlying options that may be exercised as of June 11, 2002 is as follows: (i) Mr. Newton - 130,500 shares; (ii) Mr. Hensley - 44,000 shares; (iii) Mr. Sisson - 26,400 shares; (iv) Mr. May - 8,000 shares; (vi) Ms. Cochran - 8,000 shares;
         (vii) each of the Company's directors (with the exception of Messrs.

         Newton, Sisson and Hensley) - 35,200 shares; and (viii) all directors and executive officers as a group (eleven persons) - 428,100 shares.

(3) The address of the Appalachian Bancshares, Inc. Section 401(k) Profit Sharing Plan (the "401(k) Plan") is Box G, 829 Industrial Boulevard, Ellijay, Georgia 30540. Pursuant to the Georgia Bankers' Association Master Section 401(k) Profit Sharing Plan, which governs the 401(k) Plan, shares of Common Stock owned by the 401(k) Plan are voted by the Company as Company Stock Trustee in accordance with the directions of the 401(k) Plan's administrative committee. Accordingly, the power to vote or direct the vote of shares owned by the 401(k) Plan resides with the administrative committee, which consists of Messrs. Hensley and Newton. The Company Stock Trustee has sole power to dispose of the shares owned by the 401(k) Plan. As a result Messrs. Hensley and Newton may be considered beneficial owners of these securities, but the shares held by the 401(k) Plan are not included in the ownership of each member of the administrative committee.

(4) Includes 7,400 shares held by Mr. Futch's spouse, as to which Mr. Futch disclaims beneficial ownership, and 6,500 shares held by Mr. Futch and his spouse as custodians for minor grandchildren, as to which Mr. Futch disclaims beneficial ownership.

(5) Includes 5,960 shares held by Mr. Knight's spouse, as to which Mr. Knight disclaims beneficial ownership.

(6) Includes 914 shares held by Mr. May's spouse, as to which Mr. May disclaims beneficial ownership.

(7) Includes 13,122 shares held by Mr. Sisson's spouse as to which Mr. Sisson disclaims beneficial ownership.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

          The following table sets forth information with respect to all compensation, including bonuses, stock option awards and other payments, paid or accrued for each of the last three fiscal years for Tracy R. Newton, the Company's President and Chief Executive Officer, Kent W. Sanford, the Company's former Executive Vice President and Chief Operating Officer and Alan May, the Company's Chief Financial Officer (these individuals are referred to collectively as the "named executive officers"). No other executive officer of the Company or the Bank was paid $100,000 or more in salary, bonus and directors' fees during the year ended December 31, 2001.

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG-TERM
                                                                                               COMPENSATION
                                                            ANNUAL COMPENSATION(1)                AWARDS
                                                 -----------------------------------------     ------------
                                                                                                SECURITIES
                                       FISCAL                                 OTHER ANNUAL      UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR     SALARY(2)       BONUS        COMPENSATION      OPTIONS (#)   COMPENSATION
-----------------------------------   --------   ---------      -------       -------------    ------------   -------------

Tracy R. Newton...............          2001      $143,461      $63,084        $18,000(3)             0        $38,565(4)
  President, Chief Executive            2000       117,531       58,262         15,000(3)             0         32,024(4)
  Officer and Treasurer                 1999       101,240       51,877         13,400(3)             0         25,902(4)

Kent W. Sanford...............          2001      $110,038      $43,809        $21,500(7)             0        $32,778(6)
  Executive Vice President,             2000        93,943       40,460         21,350(7)             0         28,730(6)
  and Chief Operating Officer(5)        1999        84,355       35,844         15,600(7)             0         20,927(6)

Alan May......................          2001      $ 71,961      $20,000        $13,600(8)        10,000        $23,116(9)
  Chief Financial Officer               2000        69,856            0          3,600(8)             0         19,236(9)
                                        1999        58,978            0          3,600(8)        10,000         10,423(9)

---------
(1) Information regarding certain perquisites and other personal benefits has been omitted because the aggregate value of such items do not meet the minimum amount required for disclosure under the rules and regulations of the Commission.

(2) Includes deferred contributions made at the individual's election pursuant to the Company's 401(k) Plan.

(3) Directors' fees paid for service on the Board of Directors of the Company and the Bank.

(4) Includes (i) contributions by Gilmer County Bank of $17,416 in 1998, $16,102 in 1999, $16,907 in 2000, and $16,524 in 2001 under the 401(k)
         Plan, (ii) matching contributions by Gilmer County Bank of $4,441 in 1998, $4,544 in 1999, $2,996 in 2000, and $3,475 in 2001 pursuant to the 401(k) Plan, and (iii) health insurance premiums paid by Gilmer County Bank $3,036 in 1998, $5,256 in 1999, $11,892 in 2000, and
         $14,276 in 2001.

(5) Mr. Sanford resigned as a director of the Company and the Bank and as Executive Vice President and Chief Operating Officer of the Company, effective January 11, 2002.

(6) Includes (i) contributions by Gilmer County Bank of $13,359 in 1998, $12,222 in 1999, $12,986 in 2000, and $12,308 in 2001 under the 401(k)
         Plan, (ii) matching contributions Gilmer County Bank of $3,257 in 1998, $3,449 in 1999, $4,061.49 in 2000, and $4,340 in 2001 pursuant to the 401(k) Plan, and (iii) health insurance premiums paid by Gilmer County Bank in the amount of $3,036 in 1998, $5,256 in 1999, $10,919 in 2000, and $12,282 in 2001

(7) Directors' fees paid for service on the Board of Directors of the Company, Gilmer County Bank, and Appalachian Community Bank.

(8) Includes (i) $3,600 in Board Secretary's fees paid in 1999, 2000 and 2001, and (ii) $10,000 in consulting fees paid in connection with work done for Appalachian Information Management.

(9) Includes (i) contributions by Gilmer County Bank of $4,937 in 1999, $7,420 in 2000 and $8,157 in 2001 under the 401(k) Plan, (ii) matching contributions by Gilmer County Bank of $1,394 in 1999, $2,321 in 2000 and $3,059 in 2001 pursuant to the 401(k) Plan, and (iii) health insurance premiums paid by Gilmer County Bank in the amount of $4,093 in 1999, $9,495 in 2000 and $11,900 in 2001.

STOCK OPTION GRANTS AND RELATED INFORMATION

         The following table presents information regarding grants to the named executive officers of options to purchase shares of Common Stock during the fiscal year ended December 31, 2001.

                                              OPTION GRANTS IN FISCAL YEAR
                              -----------------------------------------------------------
                                                        % OF TOTAL
                                                         OPTIONS
                                  NUMBER OF             GRANTED TO
                                  SECURITIES           EMPLOYEES IN
                              UNDERLYING OPTIONS          FISCAL
NAME                               GRANTED                 YEAR            EXERCISE PRICE     EXPIRATION DATE
---------------               ------------------       -------------       --------------     ---------------

Tracy R. Newton                         0                  --                     --                     --
Kent W. Sanford(1)                      0                  --                     --                     --
Alan May                           10,000                  20%                 14.00             07/10/2011

---------
(1) Mr. Sanford resigned as a director of the Company and the Bank and as Executive Vice President and Chief Operating Officer of the Company, effective January 11, 2002.

         The following table sets forth information with respect to the named executive officers concerning options exercised in 2001 and unexercised options held as of the end of the fiscal year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                     NUMBER OF SECURITIES
                                                                    UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED IN-THE-
                               SHARES                                    OPTIONS AT                      MONEY OPTIONS AT
                              ACQUIRED                              FISCAL YEAR-END (#)(1)              FISCAL YEAR-END(2)
                                 ON              VALUE           ----------------------------     -------------------------------
NAME                         EXERCISE (#)     REALIZED ($)       EXERCISABLE    UNEXERCISABLE     EXERCISABLE       UNEXERCISABLE
----                         ------------     ------------       -----------    -------------     -----------       -------------

Tracy R. Newton ......          1,500          $16,500(3)          104,100          26,400          $416,400          $105,600

Kent W. Sanford(4) ...          1,000          $11,000(3)           68,400          17,600          $273,600          $ 70,400

Alan May .............              0               --               8,000          12,000          $ 56,000          $ 44,000

---------
(1) The options vest and become exercisable in five equal annual installments beginning on the first anniversary of the date of grant. Upon the occurrence of certain events resulting in a change of control of the Company or certain major corporate transactions, the options become fully vested and exercisable, subject to certain exceptions and limitations. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

(2) Dollar values calculated by determining the difference between the estimated fair market value of the Company's Common Stock on December 31, 2001 ($15.00) and the exercise price of such options.

(3) Value calculated by determining the difference the estimated fair market value of the Company's Common Stock on the date of exercise and the exercise price of such options.

(4) Mr. Sanford resigned as a director of the Company and the Bank and as Executive Vice President and Chief Operating Officer of the Company, effective January 11, 2002.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

         Separation Agreement with Kent W. Sanford. On January 11, 2002, the Company and the Bank entered into a Separation, Settlement and Non-Competition Agreement (the "Agreement") with Kent W. Sanford, former Executive Vice President and member of the Board of Directors of both the Company and the Bank. The Company and Mr. Sanford entered into the Agreement for the purposes of limiting possible competition by Mr. Sanford with the Company as a result of Mr. Sanford's resignation as an employee and as a member of the Boards of Directors of the Company and the Bank, and to provide a full and final settlement of any and all claims arising out of, or related to, these relationships, including Mr. Sanford's resignation.

         Under the terms of the Agreement, Mr. Sanford agreed that, for the period of two years from the date of the Agreement, he would not seek or accept a "competitive position" in the geographic area of Gilmer, Fannin and Union Counties, Georgia with any individual or entity engaged in the business of banking, which includes lending and mortgage brokerage activities, and other financial activities and services that, under Georgia law, are reserved to financial institutions. In addition, for the two-year period from the date of the Agreement, Mr. Sanford can not solicit, individually or on behalf of another, with the intent to offer products or services competitive with those offered by the Company, any customer of the Company with whom Mr. Sanford actually dealt or whose dealings with the Company he supervised. During the same time period, Mr. Sanford may not solicit or encourage employees of the Company, with whom Mr. Sanford actually dealt or whose employment he supervised, to leave the Company.

         In consideration of Mr. Sanford's agreement to, and continuing compliance with, the terms and conditions of the Agreement, the Company paid Mr. Sanford $44,363.52 upon execution of the Agreement ($21,363.52 of which was for accrued leave and vacation days owed by the Company to Mr. Sanford), and will pay Mr. Sanford twenty-three (23) monthly payments of $4,000, beginning February 15, 2002, and a payment of $50,000, payable on January 15, 2004. In addition, the Company agreed to fully vest the unvested portions of Mr. Sanford's unexercised stock options for the Company's common stock. The Company further agreed that, in the event Mr. Sanford chooses to exercise his stock options and he requires a loan to do so, the Company will lend sufficient funds for Mr. Sanford to exercise his stock options at its prime lending rate, minus ..25%, to be determined as of each anniversary date of the loan; provided, however, that Mr. Sanford shall execute all necessary loan documentation and provide adequate security for such loan. Finally, the Company agreed to transfer to Mr. Sanford its title and interest to an automobile, which it previously provided for Mr. Sanford's business use.

         The Agreement is full, final and complete settlement of all claims which may relate to or arise from Mr. Sanford's employment, or his dealings or affiliation with the Company. Mr. Sanford has released the Company from any such claims. Similarly, Mr. Sanford accepted the Agreement as total accord, settlement and satisfaction of any and all claims he had or may have against the Company arising under federal, state or local laws.

         1997 Employee Stock Incentive Plan. Pursuant to the terms of the 1997 Employee Stock Incentive Plan (the "Plan"), the Board of Directors may provide in any option agreement that outstanding options covered by such agreement will become fully vested and exercisable, subject to certain exceptions and limitations, in the event of a change in control or certain other corporate transactions. "Change in control" and "corporate transactions" are defined in the Plan to include, among other things, the acquisition by another person of more than fifty percent of the total combined voting power of the Company's outstanding Common Stock; a change in the composition of a majority of the Board of Directors within a specified period of time; a merger or consolidation in which the Company is not the surviving entity; the sale, transfer or other disposition of substantially all of the Company's assets in connection with a liquidation of the Company; and certain other transactions. The option agreements pursuant to which Messrs. Newton, Sanford and May were granted options contain these acceleration provisions. See "Stock Option Grants and Related Information."

DIRECTOR COMPENSATION

         The same individuals who served as directors of the Company also served as directors of the Bank during the fiscal year ended December 31, 2001. In 2001, the Chairman of the Company's Board of Directors was paid an aggregate of $29,743, Mr. Newton was paid an aggregate of $18,000, and Mr. Sanford was paid an aggregate of $21,500, which included fees received from the Company, Gilmer County Bank, and Appalachian Community Bank. The other members of the board of Directors were paid an aggregate for their services as follows: Alan Dover, $28,493; Charles Edmondson, $31,843; Roger Futch, $31,843; Joe Hensley, $27,193; Ronald Knight, $29,493; Joe Sisson $27,143; Kenneth Warren, $27,293. Mr. Edmondson serves on the Board of Directors of the Company, and the Bank. Mr. Futch serves on the Board of Directors of the Company, the Bank, and Appalachian Information Management, Inc. Each outside director is paid a fee of $50 for each committee meeting attended. In addition, the Company reimburses directors for travel and expenses incurred by them in connection with their service on the Boards of the Company and the Bank.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In May 2001, the Bank entered into a lease with Appalachian Investment Group ("AIG") for the property on which the Bank's Blue Ridge Branch is located. AIG's partners include Charles A. Edmondson and P. Joe Sisson, directors of the both the Company and the Bank The Lease Agreement between the Bank and AIG has an initial term of two years and includes a twenty-four month renewal term. During the initial term of the lease the Bank is obligated to pay AIG annual rent in the sum of $30,000, which sum is payable in equal monthly installments of $2,500. If the Bank exercises its renewal option, the total annual rent during the option period increases to $33,000 annually. The Lease Agreement contains standard commercial lease provisions including, provisions for care and repair of the premises and insurance. The Lease Agreement between the Bank and AIG was approved by a majority of the disinterested directors of the Bank.

         Certain of the directors and executive officers of the Company, members of their families and companies or firms with which they are associated, were customers of and had banking transactions with the Bank in the ordinary course of business during fiscal year 2001, and such transactions are expected to continue in the future. All loans and commitments to loan included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of management, did not involve more than a normal risk of collectibility or present other unfavorable features. None of such loans outstanding to directors or officers of the Company, members of their families or companies or firms with which they are associated was non-performing as of December 31, 2001. Total loans outstanding to all directors and executive officers of the Company and the Banks, or affiliates of such persons (including members of the immediate families of such persons or companies in which such persons had a 10% or more beneficial interest), amounted to an aggregate of $5,277,702 at December 31, 2001.

                                 PROPOSAL NO. 2
                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

         Schauer, Taylor, Cox, Vise, and Morgan, P.C. served as the Company's independent public accountants for the fiscal year ended December 31, 2001, and has been reappointed by the Board of Directors to serve in that capacity for the 2002 fiscal year. The Company has been advised that no member of Schauer, Taylor, Cox, Vise, and Morgan, P.C. or any of its associates have any financial interest in the Company or the Banks. A representative of Schauer, Taylor, Cox & Vise, and Morgan P.C. will be available at the Annual Meeting to respond to questions and to make a statement on behalf of the independent public accountants.

         Although not formally required, the appointment of the independent auditors of the Company has been directed by the Board of Directors to be submitted to the shareholders for ratification as a matter of sound corporate practice. If the shareholders do not ratify the appointment of Schauer, Taylor, Cox, Vise, and Morgan, P.C., the appointment of the independent auditors will be reconsidered by the Board of Directors. Even, if the shareholders ratify the appointment, the Board of Directors, in its sole discretion, may still direct the appointment of new independent auditors at any time during the 2002 fiscal year if the Board of Directors believes that such a change would be in the best interests of the Company.

         Audit Fees. The aggregate fees billed by Schauer, Taylor, Cox, Vise and Morgan, P.C. for professional services rendered for the audit of the Company's annual financial statements for the year ending December 31, 2001, the performance of the quarterly internal audits, and the review of the financial statements included in the Company's Forms 10-QSB for that year were $ 55,655.

         Financial Information Systems Design and Implementation Fees. During 2001, Schauer, Taylor, Cox, Vise and Morgan, P.C. did not perform any services with regard to financial information systems design and implementation.

         All Other Fees. The aggregate fees for non-audit services provided by Schauer, Taylor, Cox, Vise and Morgan, P.C., during the fiscal year ending December 31, 2001, were $ 30,255.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF SCHAUER, TAYLOR, COX & VISE, AND MORGAN, P.C. AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                              VOTING REQUIREMENTS

         Under Georgia law and pursuant to the bylaws of the Company, the presence, in person or by proxy, of the holders of more than fifty percent (50%) of the outstanding Common Stock entitled to vote is necessary to constitute a quorum for purposes of shareholder action. For these purposes, shares which are present or represented by proxy at the Annual Meeting will be counted in determining whether a quorum has been constituted, regardless of whether the holder of the shares or the proxy abstains from voting on any particular matter or whether a broker with discretionary authority fails to exercise its discretionary voting authority.

         With regard to Proposal No. 1, the election of directors, votes may be cast for or votes may be withheld from each nominee. Directors will be elected by a plurality of votes cast by the shares voting at the meeting. Abstentions and broker non-votes (which occur if a broker or nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to a particular item) will be treated as not having been voted and will have no effect on the outcome of the election of directors. There are no cumulative voting rights with respect to the election of directors. With regard to Proposal No. 2, the ratification of independent public accountants and any other matters properly brought before the Annual Meeting, votes may be cast for or against the matter, or shareholders may abstain from voting on such matter. Approval of such matter requires the affirmative vote of at least a majority of the shares of Common Stock present or represented by proxy at the meeting and entitled to vote. Therefore, abstentions and broker non-votes will have the effect of votes against the approval of such matter.

         If no directions are specified in any duly signed and dated proxy card received by the Company, the shares represented by that proxy card will be counted as present for quorum purposes and will be voted by the named proxies FOR the election of the director nominees recommended by the Board of Directors, FOR the ratification of the appointment of Schauer, Taylor, Cox, Vise, & Morgan, P.C. as the Company's independent public accountants, and in accordance with the discretion of the named proxies on other matters properly brought before the Annual Meeting.

                             SHAREHOLDER PROPOSALS

         Any proposal of shareholders to be presented at the 2003 Annual Meeting must be received at the principal executive offices of the Company not later than January 1, 2003 directed to the attention of the Corporate Secretary, in order to be eligible for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Proxies solicited by the Company for the 2003 Annual Meeting may confer discretionary authority to vote on any proposals received after March 17, 2003 without a description of them in the proxy materials for that meeting. Any Shareholder proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission and the Company's Bylaws. A copy of the Company's Bylaws may be obtained by writing to the Corporate Secretary. Notices of intention to present proposals at the 2003 Annual Meeting should be addressed to P. Joe Sisson, Secretary, Appalachian Bancshares, Inc., 829 Industrial Boulevard, Ellijay, Georgia 30540.

                          ANNUAL REPORT ON FORM 10-KSB

         A copy of the Company's Annual Report to Shareholders accompanies this Proxy Statement. The Annual Report includes a copy of its Annual Report on Form 10-KSB, including financial statements and any financial statement schedules, as filed with the Securities and Exchange Commission. Copies of exhibits to the Form 10-KSB are also available upon specific request. Such request should be directed to Appalachian Bancshares, Inc., 829 Industrial Boulevard, Ellijay, Georgia 30540, Attention: Alan May. If the person requesting the Form 10-KSB was not a shareholder of record on April 12, 2002, the request must include a representation that such person was the beneficial owner of the Common Stock on that date.

                                 OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, it is the intention of the named proxies in the accompanying proxy to vote in accordance with their judgment on such matters.


                                    By Order of the Board of Directors


                                    /s/ Tracy R. Newton
                                    -------------------------------------------
                                    TRACY R. NEWTON
                                    President and Chief Executive Officer

Ellijay, Georgia
May 1, 2002

                          APPALACHIAN BANCSHARES, INC.
                            829 INDUSTRIAL BOULEVARD
                             ELLIJAY, GEORGIA 30540

                               COMMON STOCK PROXY

                FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 21, 2002


         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

         WHEN THIS PROXY IS PROPERLY EXECUTED AND RETURNED, AND NOT REVOKED, THE SHARES IT REPRESENTS WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE CHOICES SPECIFIED BELOW, AND IF NO CHOICE IS SPECIFIED, IT WILL BE VOTED FOR EACH OF THE PROPOSALS SET FORTH BELOW.

         The Board of Directors recommends a vote "FOR" the listed proposals which are more fully described in the proxy statement dated May 1, 2002, which was sent to shareholders in connection with the listed proposals (the "Proxy Statement").

         The undersigned shareholder of Appalachian Bancshares, Inc., a Georgia corporation (the "Company"), hereby appoints Joseph C. Hensley, Tracy R. Newton and P. Joe Sisson, or any of them, as Proxy, with full power of substitution, to act for and in the name of the undersigned to vote, as designated below, the shares of the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 21, 2002 and at any adjournment or postponement thereof:

         1. PROPOSAL TO APPROVE the election of all nominees as directors of the Company.

             [ ]  FOR all nominees listed below     [ ]  WITHHOLD authority for
                  (except as marked to the               all nominees listed
                  contrary below)                        below

             INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

             Alan S. Dover                         J. Ronald Knight
             Charles A. Edmondson                  Tracy R. Newton
             Roger E. Futch                        P. Joe Sisson
             Joseph C. Hensley                     Kenneth D. Warren
             Frank E. Jones

         2. PROPOSAL TO RATIFY the appointment of Schauer, Taylor, Cox & Vise, P.C. as the Company's and the Banks' Independent Auditors for the fiscal year ending December 31, 2002.

             [ ]  FOR            [ ]  AGAINST         [ ]  ABSTAIN


                              (Continued on back)

         3. IN ACCORDANCE WITH THEIR BEST JUDGMENT with respect to any other matters which may properly come before the meeting or any adjournment thereof.

PLEASE MARK, DATE AND SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.


Dated:  __________________, 2002             PLEASE SIGN NAME EXACTLY AS
                                             LISTED ON THE MAILING LABEL.


                                             ----------------------------------
                                                        Signature


                                             ----------------------------------
                                                   Print Name as listed on
                                                      the mailing label


                                             ----------------------------------
                                                 Signature (if held jointly)


NOTE: If stock is held in the name of two or more persons, all must sign. When signing as attorney, trustee, administrator, executor or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer.